                      SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by Registrant /X/

File by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec 240.14a-11(c) or sec 240.14a-12

                          TECH DATA CORPORATION
- ------------------------------------------------------------------------
              (Name of the Registrant as Specified in Charter)

- -------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1),
     or 14a-6(i)(2), or Item 22 (a)(2) of Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

/ /  Fee computed on table below per the Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials

/ / Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Tech Data Corporation:

          The Annual Meeting of Shareholders of Tech Data
Corporation (the "Company") will be held at Tech Data Corporation's headquarters, 5350 Tech Data Drive, Clearwater, Florida on Tuesday, June 25, 1996, at 3:30 p.m. for the following purposes:

           1. To elect two directors to hold office until the 1999 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified.

           2. To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending January 31, 1997; and

           3. To transact any other business as may properly come before the meeting.

          Shareholders of record as of the close of business on May 1, 1996 will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                            By Order of the Board of Directors,


                            /s/ Arthur W. Singleton
                            ------------------------
                            ARTHUR W. SINGLETON
                            Vice President, Treasurer and Secretary

May 10, 1996


          If you do not expect to attend the meeting in person,
           please vote on the matters to be considered at the
          meeting by completing the enclosed Proxy and mailing
                 it promptly in the enclosed envelope.

                        TECH DATA CORPORATION
                         5350 Tech Data Drive
                      Clearwater, Florida  34620
                            (813) 539-7429
                       -----------------------

                           PROXY STATEMENT

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tech Data Corporation (the "Company") for the Annual Meeting of
Shareholders to be held on Tuesday, June 25, 1996, at 3:30 p.m., or any adjournment thereof.

          If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. The giving of the proxy does not affect the right to vote in person should the shareholder be able to attend the meeting.
The shareholder may revoke the proxy at any time prior to the voting thereof.

          The annual report of the Company for the fiscal year ended January 31, 1996 is being mailed with this proxy statement to shareholders entitled to vote at the meeting. The cost of all proxy solicitation will be paid by the Company.

                      SHAREHOLDERS ENTITLED TO VOTE

          Shareholders of record as of the close of business on May 1, 1996 are entitled to notice of and to vote at the Annual Meeting. At that date, there were 38,238,818 shares of Common Stock outstanding and 226,500 shares of Preferred Stock outstanding and entitled to vote. Each outstanding share of Preferred Stock and Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, except for matters involving mergers, the sale of all Company assets, amendments to the Company's charter and exchanges of Company stock for stock of another company which require approval by a majority of each class of capital stock. In such matters, the preferred and common shareholders will each vote as a separate class.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's By-laws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Because abstentions will be counted as shares that are present at the meeting, abstentions will be the equivalent of negative votes. Broker non-votes will be counted as votes for, not against, matters presented for shareholder consideration.

          Under Florida corporate law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

                       PRINCIPAL SHAREHOLDERS

          In addition to the ownership of Common Stock indicated below, Edward C. Raymund, a director of the Company, beneficially owns 113,260 shares of Preferred Stock (which, with the 113,240 shares owned by Annette L. Raymund, is all of the Preferred Stock outstanding), each share of which is entitled to one vote. In connection with the terms of an employment agreement dated as of January 31, 1991, between Mr. Raymund and the Company (see "Executive Compensation-Employment Agreements"), providing for Mr. Raymund's employment from February 1, 1991 through January 31, 2001, Mr. Raymund entered into an irrevocable proxy and escrow agreement (the "Irrevocable Proxy"). (In connection with an amendment to the employment agreement dated November 13, 1992, Annette L. Raymund has also entered into the Irrevocable Proxy.) Under the terms of the Irrevocable Proxy, three of the directors of the Company, Donald F. Dunn, Lewis J. Dunn and John Y. Williams (in their capacity as "outside" directors of the Company), have been granted full power and authority to vote the aggregate 226,500 shares of Preferred Stock. Each Irrevocable Proxy has a three year term in accordance with Section 607.0722 of the Florida Business Corporation Act. For the employment agreement to remain in effect, successive three year Irrevocable Proxies must be executed through January 31, 2001.

          The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (information regarding the Company's Preferred Stock is set forth in the preceding paragraph and under "Executive Compensation-Employment Agreements") as of May 1, 1996, by (i) each person known by the Company to own beneficially more than 5% of the shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) the Company's Executive Officers (as defined under "Executive Compensation"), and (iv) such directors and all executive officers as a group.

                                            Amount and
    Name of                                  Nature of            Percent of
Beneficial Owner(1)                     Beneficial Ownership(2)      Class
- -------------------                     -----------------------    ---------

Charles E. Adair                            6,000  (3)                  *
Peggy K. Caldwell                          39,608  (4)                  *
Daniel M. Doyle                            13,000  (5)                  *
Donald F. Dunn                             21,000  (6)                  *
Lewis J. Dunn                              22,700  (7)                  *
A. Timothy Godwin                         126,261  (8)                  *
Jeffery P. Howells                         50,935  (9)                  *
James T. Pollard                           60,088 (10)                  *
Edward C. Raymund                         269,126 (11)                  *
Steven A. Raymund                       3,763,056 (12)                 9.7%
John Y. Williams                           31,000 (13)                  *
All executive officers and
directors as a group (19 persons)       5,037,296 (14)                13.0%

FMR Corp.                               4,401,400 (15)                11.5%
82 Devonshire Street
Boston, MA 02109

T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD  21202                    2,072,800 (16)                 5.4%
- ----------
* Beneficial ownership represents less than 1% of the Company's outstanding shares of Common Stock.

(1) The address for all of the above-listed beneficial owners (except as otherwise set forth) is: 5350 Tech Data
     Drive, Clearwater, Florida  34620.

(2)  Under the rules of the Securities and Exchange
     Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.

(3) Includes 1,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996.

(4) Includes 38,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996. Also includes 838 shares in the Company's
     Employee Stock Ownership Plan (the "ESOP").

(5) Includes 3,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996.

(6) Includes 1,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996.

(7) Includes 17,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996.


(8) Includes 106,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996. Also includes 4,761 shares held in his ESOP account.

(9) Includes 50,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days of May 1, 1996. Also includes 735 shares held in his ESOP account.

(10) Includes 40,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996. Also includes 88 shares held in his ESOP account.
(11) Includes 171,000 shares owned by a trust of which he is the trustee; includes 90,000 shares owned by a partnership of which he is a general partner; and includes 8,126 shares held in his ESOP account.

(12) Includes 3,404,670 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 38,500 shares owned by inter vivos trusts of which he is a trustee; and includes 147,886 shares held in his ESOP account.

(13) Includes 21,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996.

(14) Includes 556,700 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1996. Also includes 663,831 shares owned by the ESOP for which certain officers of the Company serve as trustees. Such officers are deemed to be beneficial owners of such shares.

(15)  Ownership information of FMR Corp. is based on its
      Schedule 13G filed with the Securities and Exchange
      Commission, dated February 14, 1996, which reported that FMR Corp. had sole voting power over 65,900 of these shares.

(16)  Ownership information of T. Rowe Price Associates,
      Inc. is based on its Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 1996, which reported that T. Rowe Price Associates, Inc, had sole voting power over 18,400 of these shares.

                       ELECTION OF DIRECTORS

          Proxies in the accompanying form will be voted at the meeting, unless authority to do so is withheld, in favor of the election as directors of the nominees named below.

          Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes, terms of which expire alternately over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Two directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of three years expiring at the 1999 Annual Meeting of Shareholders, to hold office until their successors shall have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

          Certain information is given below for the nominees for directors, and for each director whose term of office will continue after the Annual Meeting. The statements as to beneficial ownership of the shares of the Company are in each instance based upon information furnished by the nominee or director.

                                      Principal Occupation         Director
Nominee                   Age         and Other Information          Since
- -------                   ---         ---------------------        ---------

             NOMINEES FOR DIRECTOR - TERMS TO EXPIRE 1999

Donald F. Dunn(1)(2)(3)   70         Donald F. Dunn has been          1991
                                     a director of Eckerd
                                     Corporation (a retail drug
                                     store chain) since 1986.
                                     Mr. Dunn has also been a
                                     director of Proffitt's, Inc.
                                     (a department store chain) since
                                     since February 1996.  From 1977
                                     to August 1988 he was Senior
                                     Vice President and a director of
                                     Allied Stores Corporation.  From
                                     May 1987 to August 1988 he was
                                     Chairman and Chief Executive
                                     Officer of Maas Brothers/Jordan
                                     Marsh (a division of Allied
                                     Stores Corporation).  Mr. Dunn
                                     holds a B.S. Degree from Babson
                                     Institute.

A. Timothy Godwin         46         A. Timothy Godwin joined the     1991
                                     Company in July 1989 as Senior
                                     Vice President of Finance and
                                     assumed the responsibilities of
                                     Chief Financial Officer in
                                     November 1989.  Mr. Godwin was
                                     promoted to President and Chief
                                     Operating Officer in November
                                     1991.  In September 1995, Mr.
                                     Godwin was appointed Vice Chairman.
                                     From 1987 to June 1989 Mr. Godwin
                                     was employed by Price Waterhouse
                                     as an audit partner.  Mr. Godwin
                                     is a certified public accountant
                                     and holds a B.S. Degree in Accounting
                                     from the University of West Florida.

                                     Principal Occupation         Director
Nominee                   Age        and Other Information          Since
- -------                   ---        ---------------------        ---------

         DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 1998

Charles E. Adair (2)(3)    48        Charles E. Adair since 1992      1995
                                     has been the President of
                                     Adair & Associates, Inc.
                                     (a private investment and
                                     consulting firm) and since
                                     1993 has been President of
                                     Kowaliga Capital, Inc. (a
                                     venture capital management
                                     firm).  Prior thereto, for
                                     nineteen years he was employed
                                     employed by Durr-Fillauer
                                     Medical, Inc., then a
                                     publicly-held distributor of
                                     pharmaceutical products of major
                                     healthcare manufacturers, serving
                                     as President and Chief Operating
                                     Officer from 1981 to 1992.
                                     Mr. Adair also is a director
                                     of Performance Food Group, Inc.
                                     (a food processing and
                                     distributing company) and
                                     Boyd Bros. Transportation, Inc.
                                     (a transportation company).
                                     Mr. Adair, who is a certified
                                     public accountant, attended
                                     Vanderbilt University and holds
                                     a B.S. Degree in Accounting from
                                     the University of Alabama.

Edward C. Raymund(4)      67         Edward C. Raymund has been       1974
                                     employed continuously by the
                                     Company in various management
                                     positions since he founded it
                                     in 1974 and is currently the
                                     Chairman Emeritus.  Mr. Raymund
                                     has been a director of PC Service
                                     Source, Inc. (personal computer
                                     parts distribution) since March
                                     1994.  Mr. Raymund holds a B.S.
                                     Degree in Finance from the
                                     University of Southern California.

John Y. Williams(2)(3)    53         John Y. Williams has been a      1988
                                     Managing Director of Grubb
                                     & Williams, Ltd. ("GWL"),
                                     (an Atlanta-based merchant
                                     banking firm) since 1987 and
                                     principal of Equity-South
                                     Partners L.P. (a merchant
                                     banking affiliate of GWL)
                                     since January 1995.  Prior
                                     thereto, he was an investment
                                     banker for more than 18 years
                                     with several firms.
                                     Mr. Williams has been a
                                     director of Law Companies
                                     Group, Inc. (an engineering
                                     consulting firm) since
                                     December 1995.  Mr. Williams
                                     holds a B.I. Engr. Degree from
                                     Georgia Institute of Technology
                                     and an MBA Degree from the
                                     Harvard Business School.

                                      Principal Occupation         Director
Nominee                   Age         and Other Information          Since
- -------                   ---         ---------------------        ---------

         DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 1997

Lewis J. Dunn(1)(2)(3)    70          Lewis J. Dunn has been a         1986
                                      senior consultant with Price
                                      & Donoghue, P.A. (a public
                                      accounting firm) since
                                      November 1992.  From May
                                      1989 to November 1992 he
                                      was a Realtor-Associate.
                                      From September 1985 to
                                      April 1989, Mr. Dunn was
                                      the Chief Executive Officer
                                      and Chairman of the Gulf Bank
                                      of Dunedin, Florida.  From 1972
                                      to November 1984 Mr. Dunn was
                                      President and Chief Executive
                                      Officer of Sun Bank/Suncoast.
                                      Mr. Dunn holds a B.S. Degree in
                                      Economics from the University of
                                      Illinois.


Daniel M. Doyle(2)(3)     55          Daniel M. Doyle has been         1994
                                      the Chief Executive Officer
                                      and a director, since
                                      January 1987, of Danka
                                      Business Systems PLC which
                                      owns Danka Industries, Inc.,
                                      (a distributor of automated
                                      office equipment and related
                                      services).  Mr. Doyle was
                                      one of the founders of Danka
                                      Industries, Inc.  Mr. Doyle
                                      attended John Carroll University.

Steven A. Raymund(4)      40          Steven A. Raymund has            1986
                                      been employed by the
                                      Company since 1981.  He
                                      has served as Chief
                                      Executive Officer since
                                      January 1986 and as
                                      Chairman of the Board
                                      since April 1991.  In
                                      March 1993, Mr. Raymund
                                      became a director of
                                      Sports & Recreation, Inc.
                                      (a retail sporting goods
                                      chain).  In January 1996,
                                      Mr. Raymund became a
                                      director of Jabil Circuit,
                                      Inc. (manufacturer of
                                      circuit boards).  He has
                                      a B.S. Degree in Economics
                                      from the University of
                                      Oregon and a Masters Degree
                                      from the Georgetown University
                                      School of Foreign Service.

(1) Donald F. Dunn is not related to Lewis J. Dunn.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) Steven A. Raymund is the son of Edward C. Raymund.

          The Board of Directors held four meetings during the fiscal year ended January 31, 1996. The current standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee each met twice during the fiscal year ended January 31, 1996. All directors attended at least 75% of the meetings of the Board of Directors and all Committees on which they served during the fiscal year ended January 31, 1996. The function of the Audit Committee is to meet periodically with the Company's independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to the Company, including its internal control structure. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors. The function of the Compensation Committee is to meet periodically to review and recommend management compensation plans.

          During the fiscal year ended January 31, 1996, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "SEC") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them except that Lewis J. Dunn filed one late report covering a gift of shares to a charitable organization. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                          EXECUTIVE COMPENSATION

          The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended January 31, 1996, 1995 and 1994 for (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Executive Officers").

                               Summary Compensation Table
                                                                  Long-term
                                                                 Compensation
                              Annual Compensation                   Awards
                             --------------------               -------------
Name and And All                                                   Options      All  Other
Principal Position       Year   Salary    Bonus    Compensation    (Shares)    Compensation
- ------------------       ----  --------  --------  ------------  ------------- ------------
Steven A. Raymund        1996  $400,000  $400,000    $5,000        100,000       $5,000
  Chairman of the Board  1995   400,000   222,000     5,000        200,000        5,000
  of Directors and Chief 1994   375,000   425,000     5,000        150,000        7,575
  Executive Officer

A. Timothy Godwin        1996   250,000   150,000     5,000        150,000        5,000
  Vice Chairman,         1995   250,000    85,000     5,000        100,000 (1)    5,000
  President and Chief    1994   225,000   146,000     5,000        100,000        7,575
  Operating Officer

Peggy K. Caldwell        1996   185,000    83,000     5,000         85,000        5,000
  Senior Vice President  1995   175,000    70,000     5,000         50,000 (1)    5,000
  of Sales and Marketing 1994   170,000    80,000     5,000         50,000        7,575

Jeffery P. Howells       1996   185,000    83,000     5,000         85,000        5,000
Senior Vice President    1995   170,000    47,000     5,000         50,000 (1)    5,000
  of Finance and         1994   145,000    44,000     5,000         50,000        5,787
  Chief Financial
  Officer

James T. Pollard         1996   185,000    83,000     5,000         85,000       5,000
  Senior Vice President  1995   170,000    47,000     5,000         50,000 (1)   1,525
  of Logistics and Chief 1994    42,000    17,000     5,000         50,000         -
  Information Officer


(1) All fiscal year 1995 stock options were canceled and reissued in fiscal year 1996 and are included in the total of fiscal year 1996 stock option grants.

                     Option Grants in Last Fiscal Year

          The following table provides details regarding stock options granted to the Executive Officers during the fiscal year ended January 31, 1996.

                    Number of        % of Total
                     Options          Options
                     Granted          Granted to                                Grant Date
                       in            Employees in      Exercise    Expiration     Present
Name                 1996(1)         Fiscal Year      Price($/Sh)     Date        Value(2)
- ---------           ---------        ------------     -----------  ----------   ----------
Steven A. Raymund    100,000             5.9%           $10.63       4/04/05     $685,000

A. Timothy Godwin     50,000             3.0             10.63       4/04/05      342,000
                     100,000 (3)         5.9             14.63       3/21/04      930,000

Peggy K. Caldwell     35,000             2.1             10.63       4/04/05      240,000
                      50,000 (3)         3.0             14.63       3/21/04      465,000

Jeffery P. Howells    35,000             2.1             10.63       4/04/05      240,000
                      50,000 (3)         3.0             14.63       3/21/04      465,000

James T. Pollard      35,000             2.1             10.63       4/04/05      240,000
                      50,000 (3)         3.0             14.63       3/21/04      465,000
- ----------

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options are exercisable after two (2) years of continued employment after the date of grant. Options are exercisable only to the extent of forty percent (40%) of the total number of shares subject to option after the expiration of two (2) years following the date of grant; only to the extent of sixty percent (60%) of the total number of optioned shares after the expiration of three (3) years following the date of grant; only to the extent of eighty percent (80%) of the total number of shares subject to option after the expiration of four (4) years following the date of grant; and in full only after the expiration of five (5) years following the date of grant. For more information regarding the Company's stock option plans, see "Stock Option Plans".

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: (i) for the $10.63 option, an option term of ten years, volatility at .3936, dividend yield at 0.0%, and an interest rate of 7.2% annually, (ii) for the $14.63 option, an option term of
    8.3 years, volatility at .5022, dividend yield at 0.0%, and an interest rate of 5.74%. The Company does not believe that the Black-Scholes model, or any other model can accurately determine the value of an employee stock option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) Represents stock options originally granted in fiscal year 1995 which were canceled and reissued in fiscal year 1996. See the "Ten-Year Option/SAR Repricings" table on page 10.


             Aggregated Option Exercises in Last Fiscal Year
                       and FY-End Option Values

                    Shares                                               Value of Unexercised
                   Acquired                Number of Unexercised         In-the-Money Options
                 on Exercise     Value      Options at Year-End                at Year-End
  Name             in 1996     Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
- --------          ---------    --------   -----------  -------------  -----------  -------------
Steven A. Raymund     -           -          60,000       390,000      $ 99,750       $449,625
A. Timothy Godwin     -           -          98,000       242,000       367,750        366,000
Peggy K. Caldwell     -           -          44,000       131,000       157,000        230,500
Jeffery P. Howells    -           -          32,000       127,000       106,875        209,875
James T. Pollard      -           -          20,000       115,000         7,500        116,250


                        Ten-Year Option/SAR Repricings

          The following table provides information on all option repricings for the Executive Officers during the last ten fiscal years.

                                                                                     Length of Original
                          Number of Shares   Market Price of                            Option Term
                          of Common Stock    Common Stock   Exercise Price             Remaining at
                          Underlying Options      at          at Time of    New Exercise    Date of
Name                Date    Repriced        Time of Repricing Repricing        Price    Repricing(1)
- ------              ----  -----------------  ---------------  ----------    ------------ ------------
A. Timothy Godwin  11/28/95   100,000          $14.63         $20.25          $14.63   8 yrs., 4 months

Peggy K. Caldwell  11/28/95    50,000           14.63          20.25           14.63   8 yrs., 4 months

Jeffery P. Howells 11/28/95    50,000           14.63          20.25           14.63   8 yrs., 4 months

James T. Pollard   11/28/95    50,000           14.63          20.25           14.63   8 yrs., 4 months


(1) See footnote 1 to the table above entitled "Option Grants in Last Fiscal Year." The exercise of these repriced options will correspond to their original date of grant, March 21, 1994. Accordingly, the first vesting date will be March 21, 1996.

Compensation Committee Report on Executive Compensation

          Introduction

          The Compensation Committee of the Board of Directors composed entirely of independent, non-employee directors, recommends to the Board the compensation of Executive Officers. The Company is required to provide herein certain information concerning compensation provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated Executive Officers. The disclosure requirements for the Executive Officers include the use of tables and a report of the Committee responsible for compensation decisions for the named Executive Officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

          Compensation Committee Role

          The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning the salaries of Executive Officers. The Committee's responsibilities include the review of salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

          Compensation Philosophy

          The compensation philosophy for Executive Officers generally conforms to the compensation philosophy of the Company for all employees. The Company's compensation is designed to:

        o provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

        o provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

        o provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

        o provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

          Executive Officers' Compensation Program

          The Company's Executive Officers' compensation program is comprised of base salary, annual cash performance bonus plan compensation and long-term incentive compensation in the form of stock options. In addition, the Company's Executive Officers receive various other benefits, including medical benefits, participation in an employee stock ownership plan and a retirement savings plan, all of which are generally available to other U.S. employees of the Company.

          Base Salary

          The Compensation Committee reviewed the salaries of the Executive Officers of the Company in March 1995. The Committee made salary decisions about the Executive Officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies in the distribution industry and other comparable companies. Second, the Committee considered the performance of the individual Executive Officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

          Other comparable companies included distributors of computers, electronics, pharmaceuticals, food and office supplies with similar or larger annual revenues. The Committee believes that the dynamics of such kinds of companies in the distribution industry are similar to the Company.

          The Committee believes that it sets Company base salaries within the range of salaries paid by the majority of the peer corporations which are in the distribution industry and included in the "Stock Price Performance Graph" on page 20. In developing base salary ranges, in addition to the peer corporations, the Committee also considered each Executive Officer's experience level and scope of responsibility as well as considering a March 1995 compensation study prepared by the Company's human resources department. The study included a survey of compensation certain peer companies which are in the distribution industry and included in the "Stock Price Performance Graph" on page 20 as well as other regional and market data. In conducting its salary deliberations, the Committee did not strictly tie senior executive base pay to a defined competitive standard. Rather, the Committee elected to maintain flexibility in its decision making capacity so as to permit salary recommendations that best reflect the individual contributions made by the Company's top executives.

          Base salaries for Executive Officers are determined with references to a position rate for each officer. These position rates are determined annually by evaluating the responsibilities of the position and comparing it with other executive officer positions in the market place. It is often difficult to compare the duties and responsibilities of Company Executive Officers to those included in the peer group or in competitive positions because comparable job titles are not necessarily comparable to duties and responsibilities. However, the Committee generally sought to establish base salaries within the range of the peer group companies and the companies surveyed by its human resources department and based upon the nature of the Executive Officer position.

          Based upon his strategic direction and the Company's continuing sustained growth and increasing market share, the Committee set the base salary of its Chief Executive Officer, Steven A. Raymund, at the average range referred to above.

          The Compensation Committee established targets for the annual base salary and the cash bonus awards for Mr. Raymund based upon his responsibilities compared to the breadth and scope of the responsibilities of other chief executive officers of companies in the distribution industry. The Committee then splits such targeted annual earnings evenly between base salary and cash bonus awards. The cash bonus awards are further split into a quantitative portion (80%), based primarily upon earnings per share and return on current assets and a qualitative portion (20%), based upon the same qualitative objectives established for other Executive Officers and set forth below under the caption "Cash Bonus Awards".

          Cash Bonus Awards

          Each Executive Officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of a fiscal year in connection with the Company's preparation of its annual operating budget for such year. Under the incentive compensation plan, an Executive Officer's potential bonus for a given year is established at a fixed dollar amount and consists of discretionary and non-discretionary awards which are tied primarily to the financial performance of the Company for such year in relation to the Company's operating budget, as well as any particular accomplishments achieved by the executive during such year in his or her area of responsibility. In formulating recommendations to the Board with respect to cash bonus awards, the Compensation Committee members evaluate the Executive Officer's responsibilities and role in the Company and such other factors as they deem relevant to motivate such executive to achieve strategic budgeted performance levels.

          Non-discretionary awards are based on the financial performance of the Company, currently based primarily upon earnings per share (65%) and return on current assets (35%). Executive Officers, other than the Chief Executive Officer and the Chief Operating Officer, received 70% of their non-discretionary potential bonus based upon the quantitative corporate performance levels.

          Discretionary awards are based upon qualitative objectives established at the beginning of the fiscal year and include restoration of customer service levels subsequent to the December, 1994 systems conversion, human resource management, systems and operational enhancements, and other mutually agreed upon goals of the executive officers. There are no guaranteed discretionary bonus awards.

          Discretionary and non-discretionary awards are limited to individual and corporate goals established at the beginning of each fiscal year. As such performance goals are met or exceeded, executives are rewarded commensurately. If performance goals are not met, there are no awards to executives.

          Stock Option Awards

          The Company maintains stock option plans which are designed to align Executive Officers' and shareholders' interests in the enhancement of shareholder value. The long-term component of the Company's incentive compensation program consists of the grant of non-transferable stock options. The stock options are designed to create a mutuality of interest with shareholders by motivating the Chief Executive Officer and the other Executive Officers and key employees to manage the Company's business so that the shareholders' investment will grow in value over time. Stock options are granted under these plans by the outside directors of the Board. Executive Officers are eligible to receive options under these plans. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including Executive Officers, as part of their overall compensation package, are eligible for participation in the Company's Stock Option Plans, whereby they are granted at no less than fair market value on the date of grant, and are exercisable in annual installments beginning two years after the date of grant. Because no benefit is received unless the Company's stock price performs favorably, awards under the Stock Option Plans are intended to provide incentives for Executive Officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

          In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. The Compensation Committee, which also serves as the Stock Option Committee, evaluates the Company's overall financial performance for the year, the desirability of long-term service from an Executive Officer and the number of options issued to other executive officers in the Company with the same, more or less responsibility than the Executive Officer at issue. To encourage long-term performance, options vest over a five-year period and remain outstanding for ten years.

          The Compensation Committee believes that stock option awards are the incentive for continued growth and performance. The amount of the grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Committee believes are necessary to attract, retain and motivate senior management and other key employees. The Stock Option Plans are the Company's only long-term deferred compensation plans as compared to other companies which have other deferred compensation plans in addition to stock option plans.

          Option Repricings

          On November 28, 1995, the Board of Directors canceled options originally granted on March 21, 1994 to the Executive Officers and key employees under the Company's 1990 Stock Option Plan. An equal number of options were received on the same date. (Options granted to the Chief Executive Officer were not repriced and remain at the original exercise price of $20.25 per share.)
The Board determined that the stock options granted in March 1994 did not provide adequate incentive to retain Executive Officers and key employees and that repricing of the shares of Common Stock underlying the options would be in the long term best interest of the Company and its shareholders.

                                 COMPENSATION COMMITTEE

                                 Donald F. Dunn, Chairman
                                 Charles E. Adair
                                 Daniel M. Doyle
                                 Lewis J. Dunn
                                 John Y. Williams

May 10, 1996

          The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee consists of Charles E. Adair, Daniel M. Doyle, Donald F. Dunn, Lewis J. Dunn and John Y.
Williams. None of the Committee members are Executive Officers of the Company.

Directors' Compensation

          Directors who are not employees of the Company received a $10,000 annual retainer fee ($15,000 effective for fiscal year
1997) and a $1,500 attendance fee for each meeting plus reimbursement for out-of-pocket expenses. Members of the Audit and Compensation Committees receive a $1,000 attendance fee when meetings of such Committees are not held on the same day as a Board of Directors meeting.

          Pursuant to the terms of the Directors' Stock Option Plan, each non-employee director who for the first time is appointed a director of the Company receives a New Director Grant of an option to purchase 5,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of grant. Each non-employee director who is re-elected or otherwise continues to serve on the Board will receive on the date of each annual shareholders meeting an Annual Director Grant consisting of an option to purchase 1,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of each annual shareholders meeting, provided the director has served on the Board for at least six months. New Directors Grants vest 20% per year over five years from the date of grant and Annual Director Grants vest after one year from the date of grant.

Employment Agreements

          Effective as of January 31, 1991, the Company entered into a ten-year employment agreement with Edward C. Raymund.
During the employment period which began on February 1, 1994 and ends on January 31, 2001, Mr. Raymund receives an annual salary of $176,400 provided that the Irrevocable Proxy is renewed. See "Principal Shareholders." Pursuant to a settlement agreement between Mr. Raymund and his former wife, Annette L. Raymund, Mrs. Raymund shares fifty percent of Mr. Raymund's salary in accordance with an amendment to the employment agreement dated November 13, 1992. The employment agreement, as amended, also provides for the continuation of fifty percent of Mr. Raymund's salary to Annette L. Raymund and fifty percent to his designated beneficiary in the event of his death prior to January 31, 2001, provided that the Irrevocable Proxy is renewed. The employment agreement further provides that the Company shall continue to cause Mr. Raymund to be a nominee and support such nomination for election as a member of the Board of Directors so long as he owns of record or beneficially 250,000 or more shares of Common Stock of the Company.

          Effective December 5, 1995, the Company entered into an Employment Agreement with A. Timothy Godwin pursuant to which Mr. Godwin assumed the position of Vice Chairman of the Company. See "Principal Shareholders." Under the Agreement either the Company or Mr. Godwin can initiate a "Transition Period," which will run for a mutually agreed upon time of not less than thirty (30) days nor more than ninety (90) days, during which time he will continue to receive compensation, including salary (plus pro-rata bonus) and fringe benefits. Upon the conclusion of the Transition Period, Mr. Godwin will commence a four (4) year "Notice Period" as an employee with full medical benefits, ESOP vesting, 401(k) participation and associated general employee benefits. He will be paid an aggregate salary totaling $500,000 over that four year period. Should Mr. Godwin become a full-time or part-time employee of another entity, the four (4) year schedule will accelerate and Mr. Godwin will receive payment in full of all unpaid sums within thirty (30) days of the date he formally terminates his employment with the Company.

          Pursuant to the Employment Agreement, Mr. Godwin's stock options will continue to vest at the established rates for a period of two (2) years from the end of the Transition Period. At the conclusion of the two-year period all unvested options will vest forward at the established exercise price and must be exercised within one (1) year. Vested stock options not exercised within the one (1) year period will expire. Should Mr. Godwin become a full-time or part-time employee of a competitor of the Company during the two-year period from the end of the Transition Period, he will then have one (1) year from the date of such employment to exercise options which have vested by that date.

Stock Option Plans

          The Company adopted its 1985 Incentive Stock Option Plan (the "1985 Plan") in order to grant options to its employees to give them a greater interest in the success of the Company and an added incentive to continue in its employment. A total of 1,050,000 shares of Common Stock were reserved for issuance pursuant to the 1985 Plan. As of January 31, 1996, there were 4,260 shares underlying unexercised options granted under the 1985 Plan. No options may be granted under the 1985 Plan after July 31, 1995. The 1985 Plan is administered by the Compensation Committee of the Board of Directors. All options under the 1985 Plan must be granted at an exercise price of not less than fair market value on the date of grant. Options become exercisable two years from the date of grant. Options granted to an optionee terminate ninety days after termination of employment except for termination for cause. Options also terminate in ninety days in the case of disability or retirement and one year thereafter in the case of death of the optionee.

          The Company adopted the 1990 Incentive and Non-Statutory Stock Option Plan (the "1990 Plan") in June 1990 in order to grant options to its officers and employees and for certain other individuals providing services to or acting as directors of the Company, and like the 1985 Plan, to enable them to acquire or increase their proprietary interest in the Company. A total of 5,000,000 shares of Common Stock have been reserved for issuance pursuant to the 1990 Plan. As of January 31, 1996, there were 3,072,850 shares underlying unexercised options granted under the 1990 Plan and 1,689,082 shares available for grant under such Plan. The 1990 Plan is administered by the Compensation Committee of the Board of Directors. All options under the 1990 Plan must be granted at an exercise price of not less than fair market value on the date of grant. Option granted under the 1990 Plan vest over five years following the date of grant. Options granted to an optionee terminate ninety days after termination of employment except for termination for cause. Options also terminate in ninety days in the case of disability or retirement and one year thereafter in the case of death of the optionee. No options may be granted under the 1990 Plan after June 21, 2000.

          The Company adopted the 1995 Non-Employee Directors Non-Statutory Stock Option Plan (the "1995 Plan") in June 1995 in order to grant options to its non-employee directors for acting as directors of the Company, and like the 1985 and 1990 Plans, to enable them to acquire or increase their proprietary interest in the Company. A total of 100,000 shares of Common Stock were reserved for issuance pursuant to the 1995 Plan. As of January 31, 1996, there were 4,000 shares underlying unexercised options granted under the 1995 Plan and 96,000 shares available for grant under such Plan. The 1995 Plan is considered a "formula plan." Grants under such Plan and the amount, nature and timing of the grants are automatically determined and are not subject to the determination of the Board or any option committee. All options under the 1995 Plan must be granted at an exercise price of not less than fair market value on the date of grant. See "Directors Compensation." Options granted to an optionee terminate ninety days after the optionee ceases to be a member of the Board.
Options also terminate in ninety days in the case of disability or retirement and one year thereafter in the case of death of the optionee. No options may be granted under the 1995 Plan after June 20, 2005.

Employee Stock Ownership Plan

          All U.S. employees of the Company are eligible to participate in its ESOP. Employees automatically become participants in the ESOP after one year of qualified service. Each year the Company may contribute an amount to the plan that it determines in its sole discretion. The Board of Directors approved a contribution of $1,325,000 for the fiscal year ended January 31, 1996. Contributions to the ESOP may be made either in Common Stock of the Company or in cash. Each employee who is a participant in the ESOP on the last day of the plan year is entitled to share in the Company's contributions for that year, as are employees (or their beneficiaries) who are not participants on the last day of the year because of retirement, disability or death during the year. Each employee shares in the Company's contribution to the ESOP in the same percentage that his salary bears to the total amount of salaries paid during the year to all participants entitled to share in the Company's contribution. The amount in each participant's account vests fully after seven years.

Employee Stock Purchase Plan

          All U.S. employees of the Company are entitled to participate in the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), approved by shareholders in June 1995. The Stock Purchase Plan provides incentives to present and future employees of the Company and its subsidiaries to share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Stock Purchase Plan is an "employee stock purchase plan" under Section 423 of the Code. A maximum of 1,000,000 shares of Common Stock are available for issuance under the Stock Purchase Plan. The Stock Purchase Plan has an indefinite term.

          The price per share to be paid by participants under the Stock Purchase Plan is not less than 85% of the fair market value of the Common Stock on the exercise date. The exercise price is payable through payroll deductions from the participant's compensation and lump-sum contributions by the participant. No participant will be granted an option which permits him to purchase in excess of $25,000 of fair market value of Common Stock per calendar year.

Retirement Savings Plan

          The Company's retirement savings plan (the "Savings
Plan") combines a salary deferral arrangement with matching Company contributions. The Company's U.S. employees are eligible to participate in the Savings Plan once they have completed a year of service.

          The Savings Plan permits a qualified employee to defer a portion of his compensation in accordance with the provisions of
Section 401(k) of the Internal Revenue Code of 1986, as amended. The Company may match amounts deferred in the Savings Plan and, in its discretion, make additional retirement contributions to the Savings Plan from Company profits. The maximum deferred amount of total compensation permitted under the Savings Plan for an employee during the plan year ended December 31, 1995 was $9,240. The Board of Directors approved matching Company contributions to the Savings Plan for the fiscal year ended January 31, 1996 of $.50 per dollar of the first 5% of salary deferred by an employee up to the first $1,000 deferred. The Company's matching contribution for fiscal year 1996 amounted to $354,000. The amount deferred by an employee in his account and the amount in his matching account are fully vested at all times. Any retirement contributions made by the Company become fully vested after seven years.

                 STOCK PRICE PERFORMANCE GRAPH

          The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) Index and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The companies making up the peer corporations group are AmeriQuest Technologies, Inc., Arrow Electronics, Inc., Avnet, Inc., Marshall Industries, Merisel, Inc., Southern Electronics Corporation, United Stationers, Inc. and Western Micro Technology. Robec, Inc., which was included in last year's peer corporation group, was replaced by AmeriQuest Technologies, Inc., which merged with Robec, Inc. in 1995. This graph assumes that $100 was invested on January 31, 1991 (or such later date the applicable company registered its common stock under Section 12 of the Securities Exchange Act of 1934) in the Company's Common Stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.

                            [Graph]


                                                Nasdaq Stock   Microcomputer
        Measurement Period         Tech Data   Market  (U.S.)  Distribution
       (Fiscal Year Covered)      Corporation       Index          Index
       --------------------       -----------  --------------  -------------

               1991                   100             100            100
               1992                   351             153            136
               1993                   523             173            185
               1994                   702             199            231
               1995                   493             190            188
               1996                   507             268            255


          The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                    INDEPENDENT PUBLIC ACCOUNTANTS

          The firm of Price Waterhouse LLP has served as independent accountants of the Company since the fiscal year ended January 31, 1986.

          A representative of Price Waterhouse LLP will be present at the annual meeting of shareholders. Such representative will be available to respond to appropriate questions and may make a statement if he so desires.

          The Board of Directors recommends a vote "FOR" ratification of the appointment of Price Waterhouse LLP as the Company's auditors for the fiscal year ending January 31, 1997.

                      SHAREHOLDER PROPOSALS

          Proposals which shareholders intend to present at the 1997 Annual Meeting of Shareholders must be received by the Company no later than January 10, 1997 to be eligible for inclusion in the proxy material for that meeting.

                           OTHER MATTERS

          Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                               By Order of the Board of Directors,



                               /s/ Arthur W. Singleton
                               ------------------------
                               Arthur W. Singleton,
                               Vice President, Treasurer and Secretary